EXHIBIT 10.5
EXECUTION VERSION
EXHIBIT 2.2.3
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 15th day of March, 2006, by and among Cellcom Israel Ltd an Israeli company (the “Company”), Discount Investment Corporation Ltd, an Israeli company (“DIC”), DIC Communication and Technology Ltd, an Israeli company (“DICC”), PEC Israel Economic Corporation, a Maine, U.S.A. corporation (“PEC”) and Goldman Sachs International (“Goldman”), (each of DIC, DICC and PEC, a “DIC Shareholder”, and collectively, the “DIC Shareholders”; and each of DIC, DICC, PEC and Goldman, a “Shareholder”, and collectively, the “Shareholders”).
W I T N E S S E T H :
     WHEREAS, the Shareholders are holders of the majority of the issued and outstanding Ordinary Shares of nominal value ten Agurot (NIS 0.1) each in the Company;
     WHEREAS, the Shareholders and the Company desire to set forth certain matters regarding the registration for trade on a United States recognized public stock exchange (including any of the NYSE New York Stock Exchange, the NASDAQ Stock Market and the American Stock Exchange) of the Company’s Ordinary Shares held by them;
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:
1. Definitions. In addition to the terms defined in the recitals above and in other clauses of this Agreement, the following terms have the following meanings:
“Affiliate” with respect to any person, any person directly or indirectly Controlling, Controlled by, or under common Control with, such person at any time during the period for which the determination of affiliation is being made.
“Control” means the ability, directly or indirectly, to direct the activities of the relevant entity, including, without limitation, the Holding of more than fifty percent (50%) of the shareholder votes in a general meeting or the ability to appoint or elect more than fifty percent (50%) of the directors of such entity “Controlled” and “to Control” shall have correlative meanings.
For the purpose of the term “Control”, “Holding” means in relation to securities or voting power and the like, directly or indirectly, including through a trustee, a trust company, or a registration company or in any other manner, excluding holding through, or on behalf of, an entity which is considered an Institutional Investor pursuant to the First Addendum to the Israeli Securities Law, 5728-1968. Holding by a company shall also mean holding

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by its Affiliate. Holding of securities by any Person shall not include the holding of securities by any other Person where there is cooperation between such Persons according to a written or verbal agreement, unless such Persons are Affiliates.
“Form F-3” means Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission (“SEC”) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“Holder” means any holder of outstanding Registrable Securities which is a Shareholder or a Permitted Transferee thereof.
“IDB Group” means IDB Development Corporation Ltd and entities Controlled by it, but excluding any entity considered an Institutional Investor pursuant to the First Addendum to the Israeli Securities Law, 5728-1968.
“IPO” means an initial public offering of the Company’s shares on a United States nationally recognized stock market, disregarding any prior registration of the Company’s shares for trade on any stock market that is out of the United States.
“Initiating Holder” means a Holder of at least three and a quarter percent (3.25%) of the then outstanding Registrable Securities.
“Permitted Transferee” shall mean with respect to a Person an Affiliate of such Person.
“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or any other entity or organization of whatever nature, including a government or political subdivision or an agency or instrumentality thereof.
“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.
“Registrable Securities” means the Ordinary Shares of the Company held by the Shareholders at the date hereof and any additional Ordinary Share of the Company that the Shareholders may hereafter purchase or acquire pursuant to their preemptive rights, rights of first refusal or otherwise, or Ordinary Shares issued by the Company on conversion or exercise of other securities so purchased which are convertible into or exercisable for Ordinary Shares, provided that in each such case shares will be deemed Registrable Securities only so long as they are held by a Shareholder.
2. Incidental Registration.

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     2.1 If, at the sole discretion of the Company and the underwriters to the Company’s IPO, it is decided to enable any shareholders of the Company to sell shares in the course of the IPO (including in the course of the offering and/or any over allotment option), or, if the Company at any time after the closing of the IPO proposes to register any of its securities for its own account or for the account of any shareholders of the Company, other than in a registration under Section 3 of this Agreement or a registration relating solely to an employee and/or consultant and/or directors benefit and/or stock incentive plan, it shall give notice to the Holders of such intention. Upon the written request of any Holder, given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Securities indicated in such request.
     2.2 Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then each Holder that is not a member of the IDB Group (“Non-IDB Holder”) wishing to participate in such registration shall be entitled to include in such registration (A) as long as such Non-IDB Holder holds more than twenty percent (20%) of the number of Registrable Securities held by such Non-IDB Holder on the date it first became a party to this Agreement (the “Original Holding”), a number of Registrable Securities, calculated by multiplying (x) the aggregate number of Registrable Securities to be included in such registration, by (y) a percentage that is equal to twice the percentage holding of Registrable Securities of such Non-IDB Holder, out of the aggregate number of Registrable Securities then outstanding held by all Holders wishing to participate in such registration (including members of the IDB Group), and (B) as long as such Non-IDB Holder holds less than twenty percent (20%) of its Original Holding, a number of Registrable Securities, calculated by multiplying (x) the aggregate number of Registrable Securities to be included in such registration, by (y) a percentage that is equal to the percentage holding of Registrable Securities of such Non-IDB Holder, out of the aggregate number of Registrable Securities then outstanding held by all Holders wishing to participate in such registration (including members of the IDB Group). All the Holders who are members of the IDB Group wishing to participate in such registration will include in such registration a number of shares equal to the aggregate number of Registrable Securities to be included in such registration minus all the Non-IDB Holders participation calculated as above (to be allocated pro rata among such IDB Group Holders), provided, however, that all Registrable Securities must be included in such registration prior to any other securities of the Company (with the exception of securities to be issued by the Company to the public).
3. Demand Registration.
     3.1 At any time commencing eighteen (18) months following the closing of the IPO, an Initiating Holder may request in writing that all or part of the Registrable Securities Held by such Initiating Holder shall be registered for trading either on the securities exchange in the United States on which the IPO took place (in which case by use of Form F-3 if such form is then available to the Company), or, on any other

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securities exchange on which the shares of the Company are then registered for trade. Any such demand must request the registration of Ordinary Shares Held by the Initiating Holder in a minimum of three percent (3%) of the then outstanding share capital of the Company. Within twenty (20) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Securities held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Thereupon, the Company shall effect the registration of all Registrable Securities as to which it has received requests for registration for trading on the securities exchange specified in the Initiating Holder’s request for registration.
     3.2 Notwithstanding any other provision of this Agreement, in the event that in a registration that is to be underwritten the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then each Non-IDB Holder (including the Initiating Holder) wishing to participate in such registration shall be entitled to include in such registration (A) as long as such Non-IDB Holder holds more than twenty percent (20%) of its Original Holding, a number of Registrable Securities, calculated by multiplying (x) the aggregate number of Registrable Securities to be included in such registration, by (y) a percentage that is equal to twice the percentage holding of Registrable Securities of such Non-IDB Holder, out of the aggregate number of Registrable Securities then outstanding held by all Holders wishing to participate in such registration (including members of the IDB Group), and (B) as long as such Non-IDB Holder holds less than twenty percent (20%) of its Original Holding, a number of Registrable Securities, calculated by multiplying (x) the aggregate number of Registrable Securities to be included in such registration, by (y) a percentage that is equal to the percentage holding of Registrable Securities of such Non-IDB Holder, out of the aggregate number of Registrable Securities then outstanding held by all Holders wishing to participate in such registration (including members of the IDB Group). All the Holders who are members of the IDB Group (including the Initiating Holder, if applicable) wishing to participate in such registration will include in such registration a number of shares equal to the aggregate number of Registrable Securities to be included in such registration minus all the Non-IDB Holders participation calculated as above (to be allocated pro rata among such IDB Group Holders).
     Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 3 unless permitted to do so by the written consent of Holders who hold at least fifty percent (50%) of the Registrable Securities as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee and/or consultant and/or directors benefit and/or stock incentive plan) to be initiated after a registration requested pursuant to Section 3 and to become effective less than one hundred twenty (120) days after the effective date of any registration requested pursuant to Section 3.

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     3.3 The Company shall not be required to effect a registration pursuant to this Section 3: (i) if it would result in effecting more than one (1) demand in any twelve (12) month period; or (ii) if (a) in the good faith judgment of the Board of Directors of the Company, registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (b) the Company shall have furnished to such Holders a certificate signed by the CEO of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for the period during which such filing would be seriously detrimental, provided, that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders.
     3.4 If the Initiating Holders intend to distribute the Registrable Securities covered by their request to the public by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3, and the Company shall so advise the Holders as part of the notice given pursuant to Section 3. The right of any Holder to registration pursuant to Section 3 shall be conditional upon such Holder’s participation in such underwriting arrangements required by Section 3 and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.
4. Designation of Underwriter.
     4.1 In the case of any registration effected pursuant to Section 3 and which is to be underwritten, the Initiating Holders that submitted the request for registration shall have the right to designate, upon consent of the Company, the managing underwriter(s) in any underwritten offering, provided that the Company’s consent shall not be unreasonably withheld.
     4.2 In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.
5.	Expenses. All expenses, other than underwriting discounts and commissions, incurred in connection with any registration under Section 2 or 3 shall be borne by the Company (including the reasonable fees and disbursements of one (1) counsel for the Holders); provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter.

6.	Indemnities. In the event of any registered offering of securities of the Company pursuant to this Agreement:

EXECUTION VERSION
     6.1 To the extent permitted by law, the Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder participating in the registration and any underwriter for such Holder, and each person, if any, who controls such Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse such Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, however, that the foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, provided, further, that the indemnity agreement contained in this subsection 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling person of the selling Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by the Holder.
     6.2 To the extent permitted by law, each Holder participating in a registration hereunder will indemnify and hold harmless the Company, each other Holder participating in such registration, any underwriter for the Company or for any such other

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Holder, each person, if any, who controls the Company or such underwriter or such other Holder, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the Holder’s consent) to which the Company or any such controlling person and/or any such underwriter and/or such other Holder may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, each other Holder participating in such registration, any underwriter and each such controlling person of the Company, any underwriter or other Holder, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld In no event shall the liability of a Holder exceed the gross proceeds from the offering received by such Holder.
     6.3 Promptly after receipt by an indemnified party pursuant to the provisions of subsections 6.1 or 6.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 6.1 or 6.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have under this Section 6, except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. In case such action is brought

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against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of subsections 6.1 or 6.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without receiving the prior written consent of such indemnified party.
     6.4 If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the selling Holders on the one hand and the Company on the other hand from the offering of the Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the selling Holders on the one hand and the Company on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the selling Holders on the one hand and the Company on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering received by the selling Holders bear to the total proceeds from the offering received by the Company. The relative fault of the selling Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the selling Holders on the one

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hand or by the Company on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No selling Holder shall be required to contribute an amount in excess of the total gross proceeds from the offering of the Registrable Securities received by each selling Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
7. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:
     7.1 prepare and file with the SEC, or the equivalent securities authority in the jurisdiction of the applicable stock market in the United States, the registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to eighteen (18) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed.
     7.2 prepare and file with the SEC, or the equivalent securities authority in the jurisdiction of the applicable stock market in the United States, such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or other applicable laws in the jurisdiction of the applicable stock market in the United States with respect to the disposition of all Registrable Securities covered by such registration statement.
     7.3 furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act or other applicable laws in the jurisdiction of the applicable stock market in the United States, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
     7.4 register and qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that in no event shall the Company be required to qualify to do business in any state or other jurisdiction or to take any action which would subject it to general or unlimited service of process in any such state or jurisdictions.
     7.5 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

EXECUTION VERSION
     7.6 notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, or other applicable laws in the jurisdiction of the applicable stock market in the United States, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as possible thereafter the Company shall promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     7.7 cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.
     7.8 provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
     7.9 furnish, at the request of any Holder participating in a registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in such registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
9. Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect registration of such Holder’s Registrable Securities.

EXECUTION VERSION
10. Assignment of Registration Rights. Subject to the immediately following sentence, no Shareholder shall assign or transfer its rights or obligations under this Agreement without the consent of the Company and the Company shall not assign or transfer its rights and obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding Notwithstanding the foregoing, any of the Holders may assign its rights to cause the Company to register Registrable Securities pursuant to this Agreement (but only with all related obligations) to a Permitted Transferee or to any other transferee of its Registrable Securities, provided that the Registrable Securities are transferred by such Holder to such Permitted Transferee or transferee and further provided, that such Permitted Transferee or transferee shall only be assigned the rights pertaining to those Registrable Securities transferred to it. Any such transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee or Permitted Transferee (as applicable) and the securities with respect to which such registration rights are being assigned, and the transferee’s written agreement to be bound by this Agreement.
11. Lock-Up. Each Holder hereby agrees that in addition to any lock up period imposed under any applicable law, should the managing underwriter so require, it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or to any secondary offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from consummation of the IPO or the secondary offering by the Company, as applicable) (i) lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise. The underwriters in connection with the IPO and any secondary offering by the Company are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
12. Public Information. At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto, or (c) the Company issues an

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offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Shareholders pursuant to Rule 144, such information as is necessary to enable the Shareholders to make sales of Registrable Securities pursuant to that Rule. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Shareholder, upon request, a written statement executed by the Company as to the steps it has taken to so comply.
13. Grant of Additional Registration Rights. Subsequent to the date of this Agreement, additional shareholders of the Company may, by signing the joinder in the form attached hereto as Exhibit A, become parties to this Agreement and shall thereafter be deemed Shareholders hereunder for all purposes and matters. In addition and without derogating from the immediately preceding sentence, the Company may grant additional demand registration rights, and incidental or other registration rights senior to those of the Holders, with the prior written consent of the holders of a majority of the Registrable Securities.
14. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in Sections 3-13, at such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Securities Act.
15. Miscellaneous
     15.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.
     15.2 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.
     15.3 Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
     15.4 Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company, and the holders of at least a majority of the outstanding Registrable Securities, provided that any amendment that has a direct adverse effect on the rights hereunder of any

EXECUTION VERSION
Shareholder, shall require the written consent of such Shareholder unless such direct adverse effect results from more senior rights being granted hereunder and the provisions of this Agreement are modified to provide that such Shareholder will also benefit from such senior rights (it being clarified that for the purpose hereof, the dilution of the rights of any Shareholder hereunder resulting from additional Registrable Securities becoming subject to this Agreement, shall not be considered a direct adverse effect on the rights of such Shareholder).
     15.5 Notices, etc. All notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the first regular working day of the addressee following the date of dispatch via facsimile or e-mail at the addressee’s facsimile number or e-mail address specified in this Section, or on the first regular working day of the addressee following the date of actual delivery by courier or other personal delivery, or on the fifth regular working day of the addressee following the date of dispatch by registered mail addressed to, the addressee’s address specified in this Section, as follows:
     To any of the DIC Shareholders:

Discount Investment Corporation Ltd.
3 Azrieli Center
The Triangular Tower
44th Floor
Tel Aviv 67023
Israel
Facsimile: 972-3-607-5877
Attention: Mr. Ami Erel
President and CEO
E-mail: ami.erel@dic.co.il

With a copy to:	Goldfarb, Levy, Eran, Meiri & Co., Law Offices
2 Weizmann Street
Tel Aviv, Israel
Facsimile: +972-3-608-9909
Attn: Oded Eran, Adv.
E-mail: oded.eran@glelaw com

To the Company:	Cellcom Israel Ltd
10 Hagavish Street
Natanya, Israel
Facsimile: +972-151-52-9989700
Attention: Tal Raz
Chief Finance Office
E-mail: talraz@cellcom.co.il

EXECUTION VERSION

With a copy to:	Goldfarb, Levy, Eran, Meiri & Co., Law Offices
2 Weizmann Street
Tel Aviv, Israel
Facsimile: +972-3-608-9909
Attn: Oded Eran, Adv.
E-mail: oded.eran@glelaw.com

To Goldman:	Goldman Sachs International
Peterborough Court, 133 Fleet Street, London, EC4A 2BB
Facsimile: +44-207-774 1880
Attention: Atul Kapur
E-mail: atul.kapur@gs.com

and to:	Facsimile: +44-207-774 0561
Attention: Anna Williams
E-mail: anna.williams@gs.com

With a copy to:	Gornitzky & Co., Advocates and Notaries
Zion Building
5 Rothschild Blvd
Tel-Aviv, Israel
Facsimile: +972-3-5606555
Attn: Pinhas Rubin, Adv.
E-mail: rubin@gornitzky.co.il
     or such other address, e-mail address or facsimile telephone number of any party hereto as may be designated hereafter by its written notice to the other parties hereto in accordance with this Section.
     15.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.
     15.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law,

EXECUTION VERSION
to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.
     15.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.
     15.9 Aggregation of Stock. All Ordinary Shares Held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights or the applicability of any limitations under this Agreement.
[Remainder of page intentionally left blank.]

EXECUTION VERSION
[SIGNATURE PAGE TO CELLCOM REGISTRATION RIGHTS AGREEMENT]
IN WITNESS WHEREOF the parties have signed this Registration Rights Agreement as of the date first hereinabove set forth.

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Atul Kapur Name: Atul Kapur
Title: Managing Director

CELLCOM ISRAEL LTD.

By:	/s/ Itamar Bartov /s/ Tal Raz Name: Itamar Bartov & Tal Raz
Title: VP–Executive/CFO

DIC COMMUNICATION AND TECHNOLOGY LTD.

By:	/s/ Raanan Cohen /s/ Kurt Keren Name: Raanan Cohen & Kurt Keren
Title: VP/Corporate Secretary

PEC ISRAEL ECONOMIC CORPORATION

By:	/s/ Raanan Cohen /s/ Kurt Keren Name: Raanan Cohen & Kurt Keren
Title: Director/Authorized Signatory

DISCOUNT INVESTMENT CORPORATION LTD.

By:	/s/ Raanan Cohen /s/ Kurt Keren Name: Raanan Cohen & Kurt Keren
Title: VP/Corporate Secretary

EXECUTION VERSION
Exhibit A
Joinder to Registration Rights Agreement
     The undersigned hereby consents to and agrees to be bound by the terms, covenants and provisions of the Registration Rights Agreement dated as of _________, 2006 (the “Agreement”). The undersigned acknowledges and agrees that upon execution and delivery of this Exhibit A, the undersigned shall be deemed a party to the Agreement and a “Shareholder” as defined therein.
Dated as of:
Number of Ordinary Shares Owned:
Name:

Address:

Signature

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